United States
Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report: February 7, 2012

REALTY INCOME CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	1-13374	33-0580106
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

600 La Terraza Boulevard, Escondido, California 92025-3873
(Address of principal executive offices)

(760) 741-2111
(Registrant’s telephone number, including area code)

N/A
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 7, 2012, the board of directors (the “Board”) of Realty Income Corporation (the “Company”) approved and adopted an amendment (the “Amendment”) to its Amended and Restated Bylaws, as amended (the “Bylaws”).  Article III, Section 8 of the Bylaws was amended to provide that in an uncontested election of directors (i.e., an election where the number of nominees does not exceed the number of directors to be elected at such meeting), members of the Board will be elected by a majority of the votes cast with respect to that director, rather than by plurality voting. Plurality voting is retained for contested elections. The Amendment took effect on February 7, 2012.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached as Exhibit 3.1 and incorporated herein by reference.

The Board also adopted a policy to implement the majority voting principles of the Amendment. Under the Board’s policy, in uncontested elections, an incumbent director nominee who does not receive the required votes for re-election is expected to offer to resign from the Board. The Nominating/Corporate Governance Committee, or another duly authorized committee of the Board, will determine whether to accept or reject the tendered resignation generally within 90 days after certification of the election results. We will publicly disclose such committee’s determination regarding the tendered resignation and the rationale behind the decision in a current report on form 8-K filed with the Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

3.1	Amendment to Amended and Restated Bylaws of the Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 13, 2012	REALTY INCOME CORPORATION
	By:	/s/ Michael R. Pfeiffer
Michael R. Pfeiffer
Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.                      Description

3.1	Amendment to Amended and Restated Bylaws of the Company